SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010 (April 15, 2010)

AMBAC FINANCIAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On April 15, 2010, Ambac Financial Group, Inc. (the “Company”) and its subsidiaries adopted a severance pay plan (the “Plan”) in which the Company’s executive officers who are not parties to an employment agreement will be eligible to participate if they are designated as eligible. Subject to the terms and conditions of the Plan, eligible executive officers will become entitled to receive severance if their employment is terminated without just cause (as defined in the Plan). Severance for eligible executive officers would include a lump sum payment equal to fifty-two weeks of base pay and reimbursement for COBRA premiums (equal to the employer-paid portion of the employee premiums) for twelve months. The Plan provides that severance will not be paid unless a participant releases his or her employer of all claims. It also provides that a participant may be required to agree to post-termination confidentiality, non-solicitation and non-competition restrictions.

Only executive officers who are designated as eligible will be eligible to participate in the Plan. The following named executive officers agreed to cancel their Management Retention Agreements, subject to being designated as eligible to participate in the Plan: Kevin Doyle, David Trick and David Wallis. On April 15, 2010, Kevin Doyle, David Trick and David Wallis were designated as eligible to participate in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: April 16, 2010	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel